Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Fairchild Corporation
McLean, Virginia

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-38302, 333-97703, 333-82828, 333-16821) of our report dated February 15, 2008, relating to the consolidated financial statements and schedule of The Fairchild Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.

/s/ BDO Seidman, LLP

Bethesda, Maryland
March 3, 2008